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                                                            Exhibit 5.2



Panama, December 18, 1998.



Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
S.A.

                       Registration Statement on Form S-3
                           Registration No. 333-68999
                           --------------------------

Dear Sirs:

In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival Corporation (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of (i) the Company's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) the Company's Warrants (the "Warrants"), (iii) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the "Common Stock"), and (iv) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of the Company, par value $.01 per share (the "Preferred Stock" and, together with the Debt Securities, Warrants and Common Stock, the "Securities"). The Securities, the Common Stock and the Preferred Stock are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. The aggregate public offering price of the Securities, the Common Stock and the Preferred Stock will not exceed $1,000,000,000 or its equivalent (based on the applicable exchange rate at the time of sale) if Debt Securities or Warrants are issued with principal amounts denominated in one or more foreign currencies or currency units as shall be designated by the Company.

The Senior Debt Securities are to be issued under an Indenture, dated as of March 1,

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Registration Statement - Form S-3 (1998).doc                              Page 2
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1993, between the Company and First Trust National Association ("First
Trust"), as Trustee (the "Senior Debt Indenture"). The Subordinated Debt Securities are to be issued under an indenture to be entered between the Company and the Trustee thereunder (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"). The Warrants are to be issued pursuant to either a warrant agreement relating to Warrants to purchase Debt Securities or a warrant agreement relating to purchase Debt Securities or a warrant agreement relating to purchase other types of Warrants, each between the Company, as issuer, and a warrant agent
(collectively, the "Warrant Agreements").

In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) the forms of the Indentures filed as exhibits to the Registration Statement, and (iii) records of certain of the Company's corporate proceedings relating to, among other things, the proposed issuance and sale of the Securities, the Common Stock and the Preferred Stock. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

In rendering the opinion set forth below, we have assumed that (i) the Senior Debt Indenture has been duly authorized by the parties thereto other than the Company, and has been executed and delivered by First Trust, (ii) the Subordinated Debt Indenture shall have been executed and delivered by the parties thereto other than the Company in substantially the form filed as an exhibit to the Registration Statement, (iii) the Senior Debt Indenture does, and the Subordinated Debt Indenture, when so executed and delivered, will, represent a valid and binding obligation of the appropriate trustee under the law of its jurisdiction of incorporation and the State of New York, (iv) the Warrant Agreements will be duly authorized, executed and delivered by the parties thereto, and (v) the Warrant Agreements, when so executed and delivered, will represent a valid and binding obligation of the appropriate thereunder Warrant Agent under the laws of its jurisdiction of incorporation and the State of New York. We have also assumed that the Securities, except shares of Common Stock and Preferred Stock, of a particular issuance offered will be duly executed, issued, authenticated and delivered, and sold as described in the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. The execution and delivery of the Indentures and Warrant Agreements, the performance of the Company's obligations hereunder, the execution, issuance and delivery of the Senior Debt Securities, Subordinated Debt Securities and Warrants, as applicable, and the performance of the Company's obligations thereunder have been duly authorized by the Company.

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2.   The Indentures, when duly executed and delivered, and the Senior Debt
     Securities and Subordinated Debt Securities, as applicable, when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Indenture, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Debt Securities or Convertible Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

3. The Warrant Agreements, when duly executed and delivery, and the Warrants when duly issued, authenticated, delivered and paid for, as contemplated in the Registration Statement and in accordance with the terms of the respective Warrant Agreement, will represent valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and, (c) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

4. The shares of Common Stock, when issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a committee thereof, will be duly authorized, validly issued, fully paid and nonassessable.

5. The Shares of Preferred Stock, when issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement and the provisions of an applicable Certificate of Designation that has been duly adopted by the Board of Directors and duly filed in accordance with Panama law and against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Preferred Stock


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Registration Statement - Form S-3 (1998).doc                              Page 4
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     remaining under its Second Amended and Restated Articles of
     Incorporation, will be validly issued and fully paid and nonassessable.

6. The shares of Common Stock and Preferred Stock issuable upon conversion of the Debt Securities will be duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Debt Securities and conversion of the Debt Securities in accordance with the terms of the Senior Debt Indenture or any Supplement or Officers' Certificate thereto.

7. Neither distributions to the holders of shares of Common Stock or Preferred Stock nor the interest paid on the Debt Securities will be subject to taxation under the laws of Panama. Also, the Company's income will not be subject to significant taxation under the laws of Panama, as long as the Company's income is produced outside the territory of the Republic of Panama.

We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption "Validity of Securities" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,


/s/ Mario E. Correa

Mario E. Correa


MEC/ytg